LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	The undersigned hereby constitutes and appoints each of Kris Canekeratne, Ranjan Kalia and Paul D. Tutun, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

	(1)	Complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or ten percent (10%) shareholder of Virtusa Corporation (the "Company") any and all instruments, certificates and documents required to be executed on behalf of the undersigned as an individual or on behalf of the undersigned's company or partnership, as the case may be, pursuant to Section 13 and Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations thereunder;

	(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such instruments, certificates or documents required to be filed pursuant to Section 13 and
Section 16 of the Exchange Act or the rules or regulations thereunder, and timely file such form(s) with the SEC and any securities exchange and any stock exchange or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act which is necessary, proper or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the
Exchange Act.  The undersigned hereby agrees to indemnify the attorneys-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorneys-in-fact.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any instruments, certificates and documents pursuant to Section 13 and Section 16 of the Exchange Act or the rules or regulations thereunder with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned's capacity as an officer and/or director of the Company. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an executive officer of, or legal counsel to, the Company.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __29_____ day of _August,2018.





                                         /s/ Deborah Chase Hopkins
                                         Signature



                                         Deborah Chase Hopkins
                                         Print Name


State of Wyoming 	       )
			       ) ss
County of Teton  )

	On this  29th day of August 2018  before me Jeff Annetts (name of notary), the undersigned notary public, personally appeared Deborah Chase Hopkins proved to me through satisfactory evidence of identification, which were WY Driver
License, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated
purpose.

	IN WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/Jeff Annetts
(Official Signature of Notary)

My commission expires July 20, 2020